SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report:

June 4, 2008

ATLANTIS TECHNOLOGY GROUP

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-16286	95-4082020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6302 Mesedge Drive

Colorado Springs, CO 80919

(Address of principal executive offices)

Registrant’s telephone number, including area code:

               719-598-2469

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 4, 2008, the Board of Directors elected to remove Chris Dubeau as Chief Executive Officer of the Company.

On June 4, 2008, the Board of Directors appointed Tim DeHerrera as Chief Executive Officer of the Company.  Mr. Deherrera was president and director of the Company from January 1996 until April 4, 2003, when he became Secretary and Treasurer of the Company.  From October 5, 2004 through June 6, 2005, he served as president and Director.  Prior to joining the Company he was in the financial services setor for over fifteen years.  He most recently was president of Alternative Finance Advisors, Inc., a company that consults to the credit industry for private label credit cards, installment based finance programs and others.  As president of Medplus, a medical finance company, Mr. DeHerrera did work in investment banking, capital formation, capital formation, capital restructures, private placements and lender negotiations and development.  There are no agreements or understandings between Mr. DeHerrera and the Company pursuant to which he was selected to become an officer of the Company.  There are no family relationships between Mr. DeHerrera and any officer or director of the Company.

There are no transactions between these Directors and the Company, or any proposed transactions, which the Company was or is to be a participant which would be required to be reported pursuant to Item 4.04(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIS TECHNOLOGY GROUP, INC.

June 11, 2008

/s/ Tim DeHerrera

Date

Tim DeHerrera